SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

HANSON AUSTRALIA FUNDING LIMITED

(Exact Name of Registrant as Specified in its Charter)

New South Wales, Australia

(State of Incorporation or Organization)

None

(I.R.S. Employer Identification no.)

Level 6, 35 Clarence Street, Sydney,

New South Wales, Australia

(Address of Principal Executive Offices)

2000

(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-98517

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
5.25% Notes due 2013	The New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

Title of Class

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The Registrant has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 (“Rule 424(b)”) a prospectus supplement dated March 12, 2003 (“the Prospectus Supplement”) to a prospectus dated January 27, 2003, relating to the Securities to be registered hereunder included in the Registrant’s Registration Statement on Form F-3 (File No. 333-98517) declared effective by the Commission on January 27, 2003. The Registrant incorporates by reference the Prospectus Supplement to the extent set forth below.

Item	1. Description of Registrant’s Securities to be Registered

Reference is made to the information set forth under the headings “Description of Notes” and “Tax Considerations” in the Prospectus Supplement and under the headings “Description of Debt Securities and Guarantees” and “Tax Considerations” in the prospectus dated January 27, 2003 included therein, which information is incorporated herein by reference.

Item	2. Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits are being filed with the Commission in connection with this Registration Statement:

(A)		Prospectus Supplement (incorporated herein by reference to the Registrant’s filing pursuant to Rule 424(b)).

(B)	1.1	Indenture among the Registrant, Hanson PLC, as Guarantor (the “Guarantor”), and The Bank of New York, as Trustee, dated as of March 18, 2003 (the “Indenture”).

	1.2	Form of Debt Securities and Guarantees relating thereto.

	1.3	Officers’ Certificate of the Registrant pursuant to Section 2.4 of the Indenture setting forth the terms of the Securities.

	1.4	Officers’ Certificate of the Guarantor pursuant to Section 2.4 of the Indenture setting forth the terms of the guarantee.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 18, 2003

HANSON AUSTRALIA FUNDING LIMITED

By:	/s/ Leslie Cadzow
Name: Leslie Cadzow
Title: Director

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1	Indenture, among the Registrant, Hanson PLC, as Guarantor (the “Guarantor”), and The Bank of New York, as Trustee, dated as of March 18, 2003 (the “Indenture”).
1.2	Form of Debt Securities and Guarantees relating thereto.
1.3	Officers’ Certificate of the Registrant pursuant to Section 2.4 of the Indenture setting forth the terms of the Securities (Exhibit A to Exhibit 1.3 is included as Exhibit 1.2 hereof).
1.4	Officers’ Certificate of the Guarantor pursuant to Section 2.4 of the Indenture setting forth the terms of the Guarantee (Exhibit A to Exhibit 1.4 is included in Exhibit 1.2 hereof)